UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PAREXEL International Corporation

(Name of Registrant as Specified In Its Charter)

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The Company delivered the following memorandum to certain of its clients:

Dear Valued Client,

As a valued PAREXEL client, I wanted to share some important news with you.

This morning we announced that PAREXEL will be acquired by Pamplona Capital Management, LLP. Upon completion of the transaction, PAREXEL will become a privately held company.

We are thrilled to partner with Pamplona as we pursue the next stage of PAREXEL’s growth and success. Pamplona is a premier private equity firm with over $10 billion in assets under management. It takes a long-term view and has a strong track record of investing in market-leading companies that have exceptional management teams and employees, including those in the pharma and healthcare industries. Pamplona invested in PAREXEL because they share our confidence in the future and the value we believe we can create together for all of our stakeholders, including our clients around the world.

Following the close of the transaction, PAREXEL will continue to operate independently. The Company will continue to be led by our current management team and will operate much as it does today, guided by the vision, mission and values that have made us a trusted partner for our clients for over 30 years. Thus, while our ownership structure is changing, PAREXEL’s business strategy and commitment to our clients remain the same. You can expect the same quality service, support and innovation that you have come to rely on from PAREXEL. What’s more, with the resources that Pamplona provides and the flexibility we will have as a private company, we believe PAREXEL will be even better positioned to help you simplify your journey between science and new treatments.

Today’s announcement is just the first step. We expect the transaction to close early in the fourth quarter of 2017, subject to the approval of a majority of PAREXEL shareholders and the satisfaction of other customary closing conditions.

Please know that we are operating as usual at PAREXEL. Your contacts remain the same, all contracts and clinical programs will continue in the normal course, and there will be no changes in how we work with you.

The relationships we build with our clients have been and will remain at the core of our business. We believe we have much to gain from our partnership with Pamplona and look forward to continuing our relationship with you as PAREXEL enters this new chapter.

As always, if you have any questions, please feel free to reach out to or your regular PAREXEL representative.

Sincerely,

Josef von Rickenbach

Chairman and Chief Executive Officer

The Company delivered the following memorandum to certain of its business partners:

Dear Valued Business Partner,

I am pleased to share some exciting news. Today we announced that PAREXEL will be acquired by Pamplona Capital Management, LLP. Upon completion of the transaction, PAREXEL will become a privately held company.

We are thrilled to partner with Pamplona as we pursue the next stage of PAREXEL’s growth and success. Pamplona is a premier private equity firm with over $10 billion in assets under management. It takes a long-term view and has a strong track record of investing in market-leading companies that have exceptional management teams and employees, including those in the pharma and healthcare industries. Pamplona invested in PAREXEL because they share our confidence in the future and the value we believe we can create together for all of our stakeholders.

Following the close of the transaction, PAREXEL will continue to operate independently. The Company will continue to be led by our current management team and will operate much as it does today, guided by the vision, mission and values that have made us a trusted partner for our clients for over 30 years. Thus, while our ownership structure is changing, PAREXEL’s business strategy and commitment to our clients and business partners remains the same.

Today’s announcement is just the first step. We expect the transaction to close early in the fourth quarter of 2017, subject to the approval of a majority of PAREXEL shareholders and the satisfaction of other customary closing conditions.

Please know that we are operating as usual at PAREXEL. This means that all existing contracts will continue to be honored, your company contact will remain the same and there will be no changes in how we work with you. We value our partnership with you and look forward to continuing our relationship as PAREXEL enters this new chapter.

As always, please feel free to reach out to your regular PAREXEL representative with any questions you may have.

Sincerely,

Josef von Rickenbach

Chairman and Chief Executive Officer

Additional Information about the Proposed Transaction and Where to Find It

PAREXEL plans to file with the U.S. Securities and Exchange Commission (“SEC”) and furnish its shareholders with a proxy statement in connection with the proposed transaction with Pamplona and security holders of PAREXEL are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about PAREXEL, Pamplona and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by PAREXEL with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of PAREXEL’s filings from PAREXEL’s website at www.PAREXEL.com or by directing a request to: PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attn: Ron Aldridge, Senior Director of Investor Relations.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

PAREXEL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of PAREXEL in connection with the proposed transaction. Information about those directors and executive officers of PAREXEL, including their ownership of PAREXEL securities, is set forth in the proxy statement for PAREXEL’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on October 26, 2016, as amended and supplemented by other PAREXEL filings with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of PAREXEL and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, potential opportunities to accelerate PAREXEL’s growth and enhance its delivery of world-class solutions to its customers; PAREXEL’s position to capitalize on an increased trend for outsourcing of pharmaceutical products and services; the expected impact of this transaction on PAREXEL’s financial and operating results and business, the operation and management of PAREXEL after the acquisition, the anticipated funding for the transaction, and the timing of the closing of the acquisition. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, “potential”, “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. PAREXEL’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which PAREXEL may not be able to predict and may not be within PAREXEL’s control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect PAREXEL’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the Merger Agreement by PAREXEL’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on PAREXEL’s business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt PAREXEL’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from PAREXEL’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against PAREXEL related to the Merger Agreement or the proposed merger. In addition, PAREXEL’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: changes in customers’ spending and demand and the trends in pharmaceutical companies’ outsourcing of research and development; PAREXEL’s ability to provide quality and timely services and to compete with other companies providing similar services; PAREXEL’s ability to comply with strict government regulations of the drug, medical device and biotechnology industry; PAREXEL’s ability to successfully integrate past and future acquisitions, including the acquisitions of Health Advances, LLC, ExecuPharm, Inc., and The Medical Affairs Company, LLC, and to realize the expected benefits of each; a change in PAREXEL’s relationships with its largest customers; PAREXEL’s ability to service its indebtedness; PAREXEL’s ability to protect its technology and proprietary information and the confidential information of its customers; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the risk of patent infringement and other litigation; as well as those risks discussed in PAREXEL’s Annual Report on Form 10-K for the year ended June 30, 2016 as filed with the Securities and Exchange Commission (SEC) on September 9, 2016, subsequent Quarterly Reports filed with the SEC and PAREXEL’s other SEC filings. Numerous factors, including those noted above, may cause actual results to differ materially from current expectations. PAREXEL expressly disclaims any current intention or obligation to update any forward-looking statement in this press release to reflect future events or changes in facts affecting the forward-looking statements contained in this communication.